Exhibit 99.1

News Release	Zep Inc. 1310 Seaboard Industrial Blvd., NW Atlanta, GA 30318 www.zepinc.com

Company Contact:

Jill Gilmer

Zep Inc.

404-605-8614

ZEP ANNOUNCES RESIGNATION OF CHIEF OPERATING OFFICER

COO Position Eliminated Following Recent Decentralization of

Company and Continued Efforts to Cut Costs

Atlanta, GA, January 12, 2009 – Zep Inc. (NYSE:ZEP), a leading producer, marketer, and service provider of a wide range of cleaning and maintenance solutions, today announced that William A. Holl, Executive Vice President and Chief Operating Officer, has resigned and will be leaving the Company in the near future. This decision follows the recent decentralization of Zep, which places more operating authority in the hands of eight business leaders, as well as non-sales workforce reductions and other actions to reduce costs.

“After many discussions about the new economic realities we face and the most effective structure for Zep in the future, Bill and I together concluded the Company should continue to take action to reduce costs through the elimination of the COO role,” said John K. Morgan, Chairman, President, and CEO. “Bill leaves a legacy of achievement and impressive results, including his role in the realignment of the operating structure as well as the Company’s successful transition to becoming an independent public company. Zep is extremely grateful for his service.”

Holl added, “Zep is a great organization and I have thoroughly enjoyed my time here. I look forward to following the success of the Company as I move on to the next stage of my career.”

Morgan concluded by noting Mr. Holl will remain with the Company through the transfer of his former operating responsibilities to Zep’s various business leaders and the Chief Marketing Officer.

About Zep Inc.

Zep Inc., with fiscal year 2008 net sales of over $574 million, is a leading producer, marketer, and service provider of a wide range of cleaning and maintenance solutions for commercial, industrial, institutional, and consumer end-markets. Zep’s product portfolio includes anti-bacterial and industrial hand care products, cleaners, degreasers, deodorizers, disinfectants, floor finishes, sanitizers, and pest and weed control products. The Company markets these products and services under well recognized and established brand names, such as Zep®, Zep Commercial®, Zep Professional, Enforcer®, National Chemical®, and Selig®, some of which have been in existence for more than 70 years. Zep is headquartered in Atlanta, Georgia. Visit the Company’s website at www.zepinc.com.

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This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, any projections of financial information; any statements about historical results that may suggest trends for our business; any statements of the plans, strategies, and objectives of management for future operations; any statements of expectation or belief regarding future events, potential markets or market size, technology developments, or enforceability of our intellectual property rights; any statements of assumptions underlying any of the items mentioned; and statements preceded by, followed by, or that include the words “expects,” “believes,” “intends,” “anticipates,” and similar terms that relate to future events, performance, or results of the Company. Management believes that its forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

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